EXHIBIT 10.29

                              SETTLEMENT AGREEMENT
                              --------------------

     THIS SETTLEMENT AGREEMENT ("Agreement") is made and entered into by and between Unimed, Ltd. ("Unimed") and Michael P. Grossman, M.D. ("Grossman"), on

the one hand, and Medicon, Inc ("Medicon"), on the other hand, effective as of

January 31, 1996.


     WHEREAS, by agreement dated August 1, 1991,

Grossman's interest in Medicon was redeemeed by Medicon (the "Sale");

     WHEREAS, on or about February 7, 1992 Grossman and Unimed commenced an action against Alan P. Mintz, M.D. ("Mintz") in the Circuit Court of Cook

County, Illinois, County Department, entitled Unimed, Ltd. and Michael P.
                                              ---------------------------

Grossman, M.D. vs. Alan P. Mintz, M.D., No 92 CH 1385 (the "Lawsuit"), in which
- --------------------------------------

Grossman and Unimed have asserted certain causes of action including a claim to rescind the Sale;

     WHEREAS, Grossman and Unimed have advised Medicon that they would seek to join Medicon as a defendant in the Lawsuit in the event they were unable to otherwise resolve their disputes;

     WHEREAS, Unimed and Grossman have agreed to fully and finally settle and compromise their disputes with Mintz pursuant to the terms and conditions stated

in the Transcript of Proceedings for January 17, 1996, a copy of which has been provided to Medicon (the "Grossman/Mintz Settlement");

     WHEREAS, Unimed and Grossman and Medicon have agreed to fully and finally settle and compromise their disputes according to the terms and conditions set forth herein.




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     NOW THEREFORE,  in consideration of the foregoing, and the mutual covenants and undertakings set forth herein, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree:

     1.  In full and complete satisfaction, settlement and compromise of any and all claims which could have been or were asserted in the Lawsuit or related to the Sale, Medicon shall pay Grossman the sum of $100,000 upon the execution of this Agreement.

     2.  Unimed and Grossman for themselves and, to the extent they are authorized, for their past and present officers, directors, agents,

shareholders, employees, attorneys, successors and assigns, do hereby absolutely, unconditionally and irrevocably, forever release and discharge

Medicon, Medicon's past and present officers, directors, agents, shareholders,

employees, attorneys, successors and assigns and any or all of them, except

Mintz, of and from any and all liability, claims, actions, damages, debts,

obligations, covenants, warranties, undertakings, promises, agreements, demands,

etc., of any kind, nature or description whatsoever, whether in law or in equity, known or unknown, liquidated or unliquidated, direct or indirect, due or to become due, contingent or otherwise, that they, or any of them, ever had, may have had, now have, may have, or can, shall or may ever have in the future for,

based upon, arising from, contained in or by reason of the Sale or any matters which were alleged or which could have been alleged in the Lawsuit;



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
provided, however, that nothing contained herein shall be deemed a release of
- --------  -------

Mintz.

     3.  Medicon shall keep the terms of the Grossman/Mintz Settlement strictly confidential.

     4.  The parties hereto acknowledge that they each have been represented by and consulted with their respective attorneys in connection herewith and that they have read, understand and intend to be bound by this Agreement and all terms and conditions herein contained.

     5.  Each of the parties hereto has cooperated in the drafting and preparation of this Agreement.  Hence, in any construction to be made of this

Agreement, the same shall not be construed against any party.

     6.  The parties hereto expressly represent and warrant that they are the sole and complete owners of the claims that they have asserted or would assert and have released herein, and that they have not assigned, conveyed, transferred or encumbered in any manner whatsoever any of such claims.

     7.  Each person executing this Agreement on behalf of a party hereto, for himself and on behalf of the party for which he is executing, represents and warrants that he has received all necessary power and authority to do so.

     8.  Nothing herein contained or contemplated to be done hereunder is or should be construed as an admission or acknowledgement by either party hereto of any liability or responsibility for, or the existence or validity of, any claims,



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
rights, causes of action, demands or defenses of the other party hereto in connection with the matters described hereinabove, the subject matter hereof or otherwise.

     9.  The validity, interpretation, effect and enforceability of this

Agreement shall be governed by the laws of the State of Illinois.

     10.  This Agreement may be executed in one or more counterparts, any one of which need not contain the signature of more than one party and all of which taken together shall constitute one and the same agreement.  This Agreement shall become effective when fully executed and delivered by both parties hereto,

whether in one or more counterparts.

     11.  The parties hereto acknowledge that, except as expressly set forth herein, no representations or promises, whether express, implied or otherwise,

of any kind, nature or description whatsoever have been made to them, as an inducement to entering into this Agreement or otherwise, by any other party or director, officer, shareholder, employee, agent or attorney of any other party.

     12.  No waiver, modification or amendment of the terms of this Agreement shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth.



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
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of, although not necessarily on, January 30, 1996.


                              MEDICON, INC.,


                              By: /s/ Carl K. Adkins, MD
                                 -----------------------------
                                    Title: President / CEO
                                          --------------------
                                    Date:  January 30, 1996


                              UNIMED, LTD.


                              By:_____________________________
                                    Title:____________________
                                    Date:  January __, 1996


                              MICHAEL P. GROSSMAN, M.D.


                              By:_____________________________
                                    Date:  January __, 1996



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
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of, although not necessarily on, January 31, 1996.


                              MEDICON, INC.,


                              By:
                                 -----------------------------
                                    Title:
                                          --------------------
                                    Date:  January __, 1996


                              UNIMED, LTD.


                              By: /s/ MICHAEL P. GROSSMAN, M.D.
                                 --------------------------------
                                    Title: President
                                          -----------------------
                                    Date:  January 31, 1996


                              MICHAEL P. GROSSMAN, M.D.


                              By: /s/ MICHAEL P. GROSSMAN, M.D.
                                 --------------------------------
                                    Date:  January 31, 1996